EXHIBIT 16

               [LETTERHEAD OF TSAKOPULOS BROWN SCHOTT & ANCHORS]


March 1, 1999

Securities and Exchange Commission
Washington, D.C. 20549


Gentlemen:

     We were previously the independent public accountants for Geokinetics Inc. and on March 7, 1998, we reported on the consolidated financial statements of Geokinetics Inc. and its subsidiaries (GEOK) as of and for the two years ended December 31, 1997. On March 1, 1999, we were replaced as independent public accountants of GEOK. We have read GEOK's statements included in item 4 of its Form 8-K dated March 1, 1999 and we agree with such statements.




                                          /s/ TSAKOPULOS BROWN SCHOTT & ANCHORS
                                              TSAKOPULOS BROWN SCHOTT & ANCHORS